                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated January 29, 1997, (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-18539.


                                          /s/ Arthur Andersen LLP

                                          --------------------------------------
                                          ARTHUR ANDERSEN LLP


Chicago, Illinois
February 19, 1997